EX-23.1

                           CONSENT OF ACCOUNTANTS


                          Michael Johnson & Co., LLC
                         Certified Public Accountants
                       9175 East Kenyon Avenue, Suite 100
                            Denver, Colorado 80237
                               (303) 796-0099


December 2, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

CONSENT OF INDEPENDENT AUDITORS

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 POS of our report dated March 29, 2004 in World Am, Inc.'s (formerly known as World Am Communications, Inc.) Form 10-KSB for the fiscal year ended December 31, 2003, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/  Michael Johnson & Co., LLC
Michael Johnson & Co., LLC
Denver, Colorado